Exhibit 99.2

FOR IMMEDIATE RELEASE

VWR FUNDING, INC. ANNOUNCES REDEMPTION OF

ITS OUTSTANDING PIK TOGGLE NOTES

RADNOR, PA, September 4, 2012 — VWR Funding, Inc. (the “Company”), today announced that it had given the required notice under the governing indenture to redeem for cash all of its remaining 10.25%/11.25% Senior PIK Toggle Notes due 2015 (the “Notes”) on October 4, 2012 (the “Redemption Date”). The redemption price for the Notes will be 102.5625% of the principal amount of the Notes, plus accrued and unpaid interest to the Redemption Date.

This press release is for informational purposes only and is not an offer to buy, the solicitation of an offer to sell or a solicitation of consents with respect to, any of the Notes.

Forward-Looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about the Company’s business outlook and financial guidance and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of the Company’s management as of this date only and are subject to certain risks and uncertainties that could cause the actual results to differ materially, including, without limitation, those items identified as “risk factors” in the Company’s most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.

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